      As filed with the Securities and Exchange Commission on May 24, 2002
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                         BRUSH ENGINEERED MATERIALS INC.
             (Exact Name of Registrant as Specified in Its Charter)

           OHIO                                            34-1919973
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110
                    (Address of Principal Executive Offices)
                              --------------------

           BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)
                              --------------------

                               Michael C. Hasychak
                     Vice President, Treasurer and Secretary
                         Brush Engineered Materials Inc.
                              Cleveland, Ohio 44110
                                 (216) 486-4200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                                Proposed
                                                             Proposed           maximum
                                                             maximum            aggregate
Title of securities to                                       offering price     offering        Amount of
be registered                 Amount to be registered (1)    per share          price           registration fee (2)
--------------------------------------------------------------------------------------------------------------------

Common Shares,                500,000 shares                 $12.93             $6,465,000      $595
no par value (3)

Plan Interests (4)            Indeterminate
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement is being filed to register 500,000 additional common shares under the Brush Engineered Materials Inc. Savings and Investment Plan.

(2) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended ("Securities Act"), solely for the purpose of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low prices of the Registrant's common shares as reported on the New York Stock Exchange on May 17, 2002.

(3) Each common share includes an associated right ("Right") to purchase Series A Junior Participating Preferred Stock of Brush Engineered Materials Inc. The terms of the Rights are described in the Form 8-A filed by the Registrant on May 16, 2000.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Brush Engineered Materials Inc. Savings and Investment Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 have been sent or given to employees of the Registrant who participate in the Brush Engineered Materials Inc. Savings and Investment Plan as required by Rule 428(b)(1) promulgated under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

1. Annual Report on Form 10-K for the year ended December 31, 2001, filed by the Registrant on March 27, 2002.

2. Annual Report on Form 11-K for the year ended December 31, 2000, filed by the Registrant on June 29, 2001.

3. Quarterly Report on Form 10-Q for the quarter ended March 29, 2002, filed by the Registrant on April 30, 2002.

4. The description of the Registrant's common shares contained in the Registration Statement on Form S-4, filed by the Registrant on February 1, 2000, including any amendment or report filed for the purpose of updating that description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In general, a director of an Ohio corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director (i) has not acted in good faith, (ii) has not acted in a manner he reasonably believes to be in or not opposed to the best interests of the corporation or (iii) has not acted with the care that an ordinarily prudent person in a like position would use under similar circumstances. Monetary damages for any act taken or omission made as a director are generally awarded only if it is proved by clear and convincing evidence that the director undertook such act or omission either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. Under Ohio law, a corporation must indemnify its directors, officers, employees and agents against expenses reasonably incurred in connection with the successful defense (on the merits or otherwise) of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceedings (including certain derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful. Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the shareholders. Under Ohio law, a corporation may pay the expenses of any indemnified individual as they are incurred, in advance of the final disposition of the matter, if the individual provides an undertaking to repay the amount if it is ultimately determined that he is not entitled to be indemnified. Ohio law generally requires all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding to be paid by the corporation as they are incurred if the director agrees (i) to repay such amounts in the event that it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) to reasonably cooperate with the corporation concerning the action, suit or proceeding.

         The code of regulations of Brush Engineered Materials Inc. provides for indemnification that is coextensive with that permitted under Ohio law. In addition, Brush Engineered Materials Inc. may enter into agreements that indemnify its directors and certain of its officers to the maximum extent permitted by applicable law. The indemnification so granted is not limited to the indemnification specifically authorized by the Ohio General Corporation Law. Each agreement represents a contractual obligation of Brush Engineered Materials Inc. that cannot be altered unilaterally. Brush Engineered Materials Inc. has a directors' and officers' liability insurance policy, pursuant to which the directors and officers of Brush Engineered Materials are insured against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Exhibit Index on page 6 and are incorporated herein by reference.

         The Registrant will submit or has submitted the Brush Engineered Materials Inc. Savings and Investment Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 24, 2002.

                       BRUSH ENGINEERED MATERIALS INC.

                       By:      /s/ Michael C. Hasychak
                                -----------------------------------------------
                                Michael C. Hasychak, Vice President, Treasurer and Secretary



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on May 24, 2002.

                            Signature                                      Title

            /s/ Gordon D. Harnett*                   President, Chairman of the Board, Chief Executive
            ----------------------                                   Officer and Director
            Gordon D. Harnett                                    (Principal Executive Officer)

            /s/ John D. Grampa*                           Vice President and Chief Financial Officer
            -------------------                          (Principal Financial and Accounting Officer)
            John D. Grampa

            /s/ Albert C. Bersticker*                                    Director
            --------------------------
            Albert C. Bersticker

            /s/ Charles F. Brush, III*                                   Director
            ---------------------------
            Charles F. Brush, III

            /s/ David H. Hoag*                                           Director
            -------------------
            David H. Hoag

            /s/ Joseph P. Keithley*                                      Director
            -----------------------
            Joseph P. Keithley

            /s/ William P. Madar*                                        Director
            ---------------------
            William P. Madar

            /s/ N. Mohan Reddy Ph.D.*                                    Director
            -------------------------
            N. Mohan Reddy Ph.D.

            /s/ William R. Robertson*                                    Director
            -------------------------
            William R. Robertson

            /s/ John Sherwin, Jr*                                        Director
            ---------------------
            John Sherwin, Jr.

* By Michael C. Hasychak, attorney-in-fact.

         Pursuant to the requirements of the Securities Act, the administrator of the Brush Engineered Materials Inc. Savings and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 24, 2002.

                  BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN


                     By:      /s/ Michael C. Hasychak
                              -----------------------------------------------
                              Vice President, Treasurer and Secretary for the Administrator, Brush Engineered Materials Inc.






                         BRUSH ENGINEERED MATERIALS INC.

                                INDEX TO EXHIBITS


  EXHIBIT NO.              DESCRIPTION

         4(a) Amended and Restated Articles of Incorporation of Registrant (included as Annex B to the Registration Statement on Form S-4 filed by the Registrant on February 1, 2000, as amended, and incorporated herein by reference).

         4(b) Amended and Restated Code of Regulations of Registrant (included as Exhibit 4(b) to the Current Report on Form 8-K filed by Brush Wellman Inc. on May 16, 2000 and incorporated herein by reference).

         4(c) Rights Agreement, dated as of May 10, 2000, by and between Registrant and National City Bank, N.A. as Rights Agent (included as Exhibit 4(a) to the Current Report on Form 8-K filed by the Registrant on May 16, 2000 and incorporated herein by reference).

         5 Opinion of Thompson Hine LLP as to the legality of the securities being registered.

         23(a)             Consent of Independent Auditors.

         23(b)             Consent of Thompson Hine LLP (included as part of
                           Exhibits 5).

         24                Power of Attorney.